Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. DECLARES REGULAR QUARTERLY DIVIDEND

MELVILLE, NY and DAVIDSON, NC, March 26, 2024 - MSC Industrial Supply Co. (NYSE: MSM), a premier distributor of Metalworking and Maintenance, Repair and Operations (MRO) products and services to industrial customers throughout North America, today announced that its Board of Directors has declared a cash dividend of $0.83 per share. The $0.83 dividend is payable on April 23, 2024 to shareholders of record at the close of business on April 9, 2024. The ex-dividend date is April 8, 2024.

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Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
rmills@mscdirect.com	zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity and energy prices, the impact of prolonged periods of low, high or rapid inflation, and fluctuations in interest rates; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key management personnel; the credit risk of our customers; higher inflation and fluctuations in interest rates; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other disruptions, including those due to extreme weather conditions, at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems or violations of data privacy laws; our ability to attract, train and retain qualified sales and customer service personnel and metalworking and specialty sales specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions; changes to governmental trade or sanctions policies, including the impact from significant import restrictions or tariffs or
515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com

moratoriums on economic activity with certain countries or regions; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities or incur additional borrowings on terms we deem attractive; the failure to comply with applicable environmental, health and safety laws and regulations and other laws applicable to our business; the outcome of government or regulatory proceedings; goodwill and other indefinite-lived intangible assets recorded as a result of our acquisitions could become impaired; our common stock price may be volatile due to factors outside of our control; the significant influence that our principal shareholders will continue to have over our decisions; and our ability to realize the desired benefits from the share reclassification. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.
515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com